EXHIBIT 21.1



                                Subsidiaries of
                            AMSERV HEALTHCARE INC.

         Subsidiaries                             State of Incorporation
         ------------                             ----------------------

AMSERV HEALTHCARE OF NEW JERSEY, INC.                     Delaware
AMSERV HEALTHCARE OF OHIO INC.                            Delaware
AMSERV MEDICAL PRODUCTS, INC.                             Delaware

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